UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 21, 2009
Date of Report (Date of earliest event reported)

QNB Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 538-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the departure on November 23, 2009 of Robert C. Werner, formerly Vice President of QNB Corp. (the “Company”) and Executive Vice President and Chief Operating Officer of QNB Bank (the “Bank”), the Company, the Bank, and Mr. Werner entered into a separation agreement (the “Agreement”) dated as of  December 21, 2009.  Under the Agreement, the Company will pay Mr. Werner a total severance amount of $101,543.52, in three installments of $16,923,92 on each of January 1, 2010, January 23, 2010, and February 23, 2010, and a final installment of $50,771.76 on or by March 12, 2010, and maintain Mr. Werner’s coverage under the Company’s medical benefit plan for a period of six months.  The Agreement contains a non-solicitation provision relating to customers or employees of the Company or the Bank for a period of one year, and includes a mutual release of claims.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.  The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Consulting and Separation Agreement, dated as of December 21, 2009 between QNB Corp., QNB Bank and Robert C. Werner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB Corp.

Dated: December 23, 2009

	By:	/s/ Thomas J. Bisko
Thomas J. Bisko
President and Chief Executive Officer